EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 15, 2005, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-130521) and related Prospectus of Eagle Test Systems, Inc. dated February 6, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois
February 5, 2006